EXHIBIT 10.12

EXECUTIVE EMPLOYMENT
AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the ___ day of , ____ 2022 by and between Varian Biopharma Inc., a company incorporated in

Delaware with a principal business address of 4851 Tamiami Trail North, Suite 200, Naples, FL 34103 (“Varian” or the “Company”) and Jonathan Lewis, M.D. PhD, an individual residing in the state of [•] (“Executive”). As used herein, the “Effective Date” of this Agreement shall mean the date as written above and signed below.

WITNESSETH:

WHEREAS, the Executive desires to be employed by the Company as its Chief Medical Officer and as Chairman of the SAB and the Company wishes to employ the Executive in such capacities, in each case, commencing on and as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and their respective covenants and agreements contained in this document, the Company and the Executive hereby agree as follows:

1.            Employment and Duties. The Company agrees to employ the Executive and the

Executive agrees to serve as the Company’s Chief Medical Officer and as Chairman of the SAB. The duties and responsibilities of the Executive shall include the duties and responsibilities as the Company’s Chief Executive Officer and Board of Directors (“Board”) may from time to time assign to the Executive, including without limitation those duties described in Exhibit A to the SAB Consulting Agreement.

The Executive shall devote sufficient time, efforts and services to the business and affairs of the Company and its subsidiaries, either formed or to be formed in the future. Nothing in this Section 1 shall prohibit the Executive from:                                                                                                   (A) serving as a director or member of any other

board, committee thereof of any other entity or organization; (B) delivering lectures, fulfilling speaking engagements, and any writing or publication relating to his area of expertise, subject to prior approval of the Board, not to be reasonably withheld; (C) serving as a director or trustee of any governmental, charitable or educational organization; (D) engaging in additional activities in connection with personal investments and community affairs, including, without limitation, professional or charitable or similar organization committees, boards, memberships or similar associations or affiliations, or (E) performing advisory activities, provided, however, such activities are not in competition with the business and affairs of the Company or would tend to cast executive of the Company in a negative light in the reasonable judgment of the Board; and provided, further, that notwithstanding the foregoing, the Executive shall be permitted, without the need for specific prior approval, to continue to conduct the activities in which he is currently engaged that are listed in Exhibit A to this Agreement and none of such activities shall be deemed to be in competition with the business and affairs of the Company.

2.            Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years following the Effective Date and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three (3) months prior to the expiration of the initial term or any renewal term of this Agreement, or until terminated in accordance with the provisions of Section 6 of this Agreement. “Employment Period” shall mean the period of Executive’s actual employment with the Company during the initial two (2) year term plus one (1) year renewals, if any.

3.            Place of Employment. The Executive’s services shall be performed at such location or locations as the Executive shall determine, in his sole discretion.

4.            Base Salary and Board Fees. The Company agrees to pay the Executive a base salary (“Base Salary”) of $420,000 per annum for the position of Chief Medical Officer It is assumed that this base salary sufficiently compensates the Executive for the role of Chairman of the SAB. Annual adjustments after the first year of the Employment Period shall be determined by the Board. The Base Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices. Executive shall, subject to policies and procedures of the Company’s Board of Directors, be eligible to additional fees for service on the Company’s Board, if applicable.

5.            Incentive Compensation and Bonuses.

(a)          Annual Bonus: For each fiscal year during the term of employment, the Executive shall be eligible to receive a bonus (“Annual Bonus”), if any, in the amount of fifty percent (50%) of Base Salary as may be determined from time to time by the Board in its discretion. The Annual Bonus shall be paid by the Company to the Executive promptly after determination that the relevant targets have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company’s annual audit and public announcement of such results and shall be paid promptly following the Company’s announcement of earnings. In the event that the Compensation Committee is unable to act or if there shall be no such Compensation Committee, then all references herein to the Compensation Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

(b)          Equity Awards and Incentive Compensation: During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company (such awards under such plan or program, the “Share Awards”) as the Compensation Committee or Board may from time to time determine. Share Awards shall be subject to applicable plan terms and conditions. And any additional terms and conditions as determined by the Compensation Committee or the Board.

6.            Severance Compensation:

Upon termination of employment for any reason, other than for Cause, as defined below, and subject to the provisions of Section 11(c)(3), the Executive shall be entitled to: (A) the sum of his annual Base Salary up to the end of the Employment Period following the date of termination to be paid according to Section 4; (B) any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 8; (C) any accrued but unused vacation time through the termination date in accordance with Company policy; and (D) all Share Awards earned and vested prior to termination. With respect to any Share Awards held by the Executive as of his death that are not vested and exercisable as of such date, the Company shall fully accelerate the vesting and exercisability of such Share Awards, so that all such Share Awards shall be fully vested and exercisable as of the Executive’s death, such options (as well as any Share Awards that previously became vested and exercisable) to remain exercisable, notwithstanding anything in any other agreement governing such options, until the earlier of (A) a period of one (1) year after the Executive’s death or (B) the original term of the option, if such Share Awards is an option.

The Executive may continue coverage with respect to the Company’s group health plans as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for himself and each of his “Qualified Beneficiaries” as defined by COBRA (“COBRA Coverage”). The Company shall reimburse the amount of any COBRA premium paid for COBRA Coverage timely elected by and for the Executive and any Qualified Beneficiary of the Executive, and not otherwise reimbursed, during the period that ends on the earliest of (x) the date the Executive or the Qualified Beneficiary, as the case may be, ceases to be eligible for COBRA Coverage, (y) the last day of the consecutive eighteen (18) month period following the date of the Executive’s termination of employment and (z) the date the Executive or the Qualified Beneficiary, as the case may be, is covered by another group health plan. To reimburse any COBRA premium payment under this paragraph, the Company must receive documentation of the COBRA premium payment within ninety (90) days of its payment.

The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

7.           Clawback Rights. The Annual Bonus, and any and all stock based compensation (such as options and equity awards) (collectively, the “Clawback Benefits”) shall be subject to “Clawback Rights” as follows: during the period that the Executive is employed by the Company and upon the termination of the Executive’s employment and for a period of three (3) years thereafter, if there is a restatement of any financial results from which any Clawback Benefits to the Executive shall have been determined, the Executive agrees to repay any amounts which were determined by reference to any Company financial results which were later restated (as defined below), to the extent the Clawback Benefits amounts paid exceed the Clawback Benefits amounts that would have been paid, based on the restatement of the Company’s financial information. All Clawback Benefits amounts resulting from such restated financial results shall be retroactively adjusted by the Compensation Committee to take into account the restated results, and any excess portion of the Clawback Benefits resulting from such restated results shall be immediately surrendered to the Company and if not so surrendered within ninety (90) days of the revised calculation being provided to the Executive by the Compensation Committee following a publicly announced restatement, the Company shall have the right to take any and all action to effectuate such adjustment. The calculation of the revised Clawback Benefits amount shall be determined by the Compensation Committee in good faith and in accordance with applicable law, rules and regulations. All determinations by the Compensation Committee with respect to the Clawback Rights shall be final and binding on the Company and the Executive. The Clawback Rights shall terminate following a Change of Control as defined in Section 11(f), subject to applicable law, rules and regulations. For purposes of this Section 7, a restatement of financial results that requires a repayment of a portion of the Clawback Benefits amounts shall mean a restatement resulting from material noncompliance of the Company with any financial reporting requirement under the federal securities laws and shall not include a restatement of financial results resulting from subsequent changes in accounting pronouncements or requirements which were not in effect on the date the financial statements were originally prepared (“Restatements”). The parties acknowledge it is their intention that the foregoing Clawback Rights as relates to Restatements conform in all respects to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and require recovery of all “incentive-based” compensation, pursuant to the provisions of the Dodd-Frank Act and any and all rules and regulations promulgated thereunder from time to time in effect. Accordingly, the terms and provisions of this Agreement shall be deemed automatically amended from time to time to assure compliance with the Dodd-Frank Act and such rules and regulations as hereafter may be adopted and in effect.

8.           Expenses. The Executive shall be entitled to prompt reimbursement by the

Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures. Expenses of the Executive in an amount exceeding Two Thousand Five Hundred Dollars and No Cents ($2,500) per month shall require approval from the Board.

9.           Other Benefits. During the term of this Agreement, the Executive shall be eligible to participate in incentive, stock purchase, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company’s managerial or salaried executive employees and/or its senior executives.

The Company shall pay one hundred percent (100%) of the cost for any group medical, vision and/or dental coverage elected by and for the Executive and one hundred (100%) of the additional incremental cost for any group medical, vision and/or dental coverage elected by the Executive for the Executive’s family.

10.         Vacation. During the term of this Agreement, the Executive shall be entitled to accrue, on a pro rata basis, twenty (20) paid vacation days per year. Vacation shall be taken at such times as are mutually convenient to the Executive and the Company and no more than ten (10) consecutive days shall be taken at any one time without Company approval in advance.

11.         Termination of Employment:

(a)         Death. If the Executive dies during the Employment Period, this Agreement and the Executive’s employment with the Company shall automatically terminate and the Company’s obligations to the Executive’s estate and to the Executive’s Qualified Beneficiaries shall be those set forth in Section 6 regarding severance compensation.

(b)          Disability. In the event that, during the term of this Agreement the Executive shall be prevented from performing his essential functions hereunder to the full extent required by the Company by reason of Disability (as defined below), this Agreement and the Executive’s employment with the Company shall automatically terminate. The Company’s obligation to the Executive under such circumstances shall be those set forth in Section 6 regarding severance compensation. For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his essential functions hereunder for an aggregate of ninety (90) days or longer during any twelve (12) consecutive months. The determination of the Executive’s Disability shall be made by an independent physician who is reasonably acceptable to the Company and the Executive (or his representative), be final and binding on the parties hereto and be made taking into account such competent medical evidence as shall be presented to such independent physician by the Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by the Executive and/or the Company to advise such independent physician.

(c)          Cause.

(1)          At any time during the Employment Period, the Company may terminate this Agreement and the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of the Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from the Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days following his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony, or (c) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious to the Company. Termination under clauses (b) or (c) of this Section 11(c)(1) shall not be subject to cure.

(2)          For purposes of this Section 11(c), no act, or failure to act, on the part of the Executive shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. Between the time the Executive receives written demand regarding substantial performance, as set forth in subparagraph (1) above, and prior to an actual termination for Cause, the Executive will be entitled to appear (with counsel) before the full Board to present information regarding his views on the Cause event. After such hearing, termination for Cause must be approved by a majority vote of the full Board (other than the Executive). After providing the written demand regarding substantial performance, the Board may suspend the Executive with full pay and benefits until a final determination by the full Board has been made.

(3)          Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any Base Salary earned through the date of termination to be paid according to Section 4; any unpaid Annual Bonus to be paid according to Section 5; reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 8; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions, including expenses.

(d)          For Good Reason or a Change of Control or Without Cause.

(1)          At any time during the term of this Agreement and subject to the conditions set forth in Section 12(d)(2) below the Executive may terminate this Agreement and the Executive’s employment with the Company for “Good Reason” or for a “Change of Control” (as defined in Section 12(f)). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s consent: (A) the assignment to the Executive of duties that are significantly different from, and/or that result in a substantial diminution of, the duties that he assumed on the Effective Date (including reporting to anyone other than solely and directly to the Board); (B) the assignment to the Executive of a title that is different from and subordinate to the title Chief Medical Officer of the Company; provided, however, for the absence of doubt following a Change of Control, should the Executive be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of the Executive in such acquiring company, division or unit; or (C) material breach by the Company of this Agreement.

(2)          The Executive shall not be entitled to terminate this Agreement for Good Reason unless and until he shall have delivered written notice to the Company within ninety (90) days of the date upon which the facts giving rise to Good Reason occurred of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from the Executive of such written notice. In the event the Executive elects to terminate this Agreement for Good Reason in accordance with Section 11(d)(1), such election must be made within the twenty-four (24) months following the initial existence of one or more of the conditions constituting Good Reason as provided in Section 11(d)(1). In the event the Executive elects to terminate this Agreement for a Change in Control in accordance with Section 11(d)(1), such election must be made within one hundred eighty (180) days of the occurrence of the Change of Control.

(3)          In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason or for a Change of Control or the Company terminates this Agreement and the Executive’s employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators or executors) the severance compensation set forth in Section 6 above.

(4)          The Executive shall not be required to mitigate the amount of any payment provided for in this Section 11(d) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 11(d) be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the termination date. The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against the Executive for any reason.

(e)          Without “Good Reason” by the Executive. At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive’s employment with the Company without Good Reason and other than for a Change of Control by providing prior written notice of at least thirty (30) days to the Company. Upon termination by the Executive of this Agreement or the Executive’s employment with the Company without Good Reason and other than for a Change of Control, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any Base Salary earned through the date of termination to be paid according to Section 4;  reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date to be paid according to Section 8; and any accrued but unused vacation time through the termination date in accordance with Company policy. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(f)           Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

(g)         Any termination of the Executive’s employment by the Company or by the Executive (other than termination by reason of the Executive’s death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, provided, however, failure to provide timely notification shall not affect the employment status of the Executive.

12.          Confidential Information.

(a)          Disclosure of Confidential Information. The Executive recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses (“Confidential Information”), including but not limited to, its products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans, provided such information is not in or does not hereafter become part of the public domain, or become known to others through no fault of the Executive. The Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is treated as confidential by the Company, and not otherwise in the public domain. The provisions of this Section 12 shall survive the termination of the Executive’s employment hereunder. The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Company or its subsidiaries.

(b)          In the event that the Executive’s employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, the Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Company. The covenants and agreements in this Section 12 shall exclude information (A) which is in the public domain through no unauthorized act or omission of Executive or (B) which becomes available to Executive on a non-confidential basis from a source other than the Company or its affiliates without breach of such source’s confidentiality or nondisclosure obligations to the Company or any of its affiliates.

13.          Non-Competition and Non-Solicitation.

(1)          The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the Company’s Business is conducted worldwide (the “Territory”), and that the Territory, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers. The provisions of this Section 13 shall survive the termination of the Executive’s employment hereunder for the time periods specified below.

(2)          The Executive hereby agrees and covenants that he shall not without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than (i) as a holder of less than two (2%) percent of the outstanding securities of a company whose shares are traded on any national securities exchange or (ii) as a limited partner, passive minority interest holder in a venture capital fund, private equity fund or similar investment entity which holds or may hold an equity or debt position in portfolio companies that are competitive with the Company; provided however, that the Executive shall be precluded from serving as an operating partner, general partner, manager or governing board designee with respect to such portfolio companies), or whether on the Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Term and thereafter to the extent described below, within the Territory:

(1)          Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company;

(2)          Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement, for the purpose of competing with the Business of the Company;

(3)          Attempt in any manner to solicit or accept from any customer of the Company, with whom Executive had significant contact during Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the Business of the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services of the kind or competitive with the Business of the Company for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person for the purpose of competing with the Business of the Company; or

(4)          Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company, for the purpose of soliciting such other party to discontinue or reduce its business with the Company for the purpose of competing with the Business of the Company.

With respect to the activities described in Paragraphs (1), (2), (3) and (4) above, the restrictions of this Section 13(b) shall continue during the Term of this Agreement and until the end of the employment period. For purposes of this Agreement, the term “Business of the Company” shall mean the development of therapeutic aPKCi inhibitors and the development for therapeutic use of any molecule or compound that is licensed or otherwise acquired by Varian during the Executive’s Employment Period.

14.          Assignment of Inventions. Executive will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns, transfers, and conveys to the Company, or its designee, all of Executive’s worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes, and know-how, whether or not patentable or registrable under copyright or similar laws, that Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of the Services or that result, to any extent, from use of the Company’s premises or property (collectively, the “Inventions”), including any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how, and trade secrets (collectively, “Intellectual Property Rights”). Executive further acknowledges and agrees that all original works of authorship that are made by Executive (solely or jointly with others) in the performance of the Services and that are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act. However, to the extent that any such work may not, by operation of any applicable law, be a work made for hire, Executive hereby assigns, transfers, and conveys to the Company all of its worldwide right, title, and interest in and to such work, including all Intellectual Property Rights therein and appurtenant thereto.

15.          Miscellaneous.

(a)          Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other; provided, however, that the Company shall have the right to delegate its obligation of payment of all sums due to the Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder.

(b)          During the term of this Agreement, the Company (i) shall indemnify and hold harmless the Executive and his heirs and representatives to the maximum extent provided by the laws of the State of Delaware and the Company’s Bylaws and (ii) shall cover the Executive under the Company’s directors’ and officers’ liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

(c)          This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive’s employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company except the SAB Consulting Agreement, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. Notwithstanding the foregoing, the SAB Consulting Agreement shall be suspended during the Executive’s Employment Period under this Agreement and during such Employment Period the terms and conditions of the Executive’s employment as Chairman of the Scientific Advisory Board shall be determined under the terms of this Agreement. In the event that the Executive’s employment hereunder is terminated for any reason other than the Executive’s death, the suspension of the SAB Consulting Agreement shall cease, and the Executive shall be entitled once again to receive compensation for his services as a consultant to the Company pursuant to the terms SAB Consulting Agreement.

(d)         If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(e)         This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(f)          The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)         All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g., Federal Express) for overnight delivery to the party at the address set forth in the preamble to this Agreement, or to such other address as either party may hereafter give the other party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after deposited in the mail or one business day after deposited with an overnight delivery service for overnight delivery.

(h)         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut, and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Connecticut, County of Fairfield, for any disputes arising out of this Agreement, or the Executive’s employment with the Company.

(i)          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

(j)          The Executive represents and warrants to the Company, that he has the full power and authority to enter into this Agreement and to perform his obligations hereunder and that the execution and delivery of this Agreement and the performance of his obligations hereunder will not conflict with any agreement to which the Executive is a party.

(k)         The Company represents and warrants to the Executive that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with any agreement to which the Company is a party.

[Signature page follows immediately]

IN WITNESS WHEREOF, the Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

VARIAN BIOPHARMA INC.
AUTHORIZED SIGNATURE
By: Jeffrey B. Davis
Title: Chief Executive Officer
Date: , 2022

EXECUTIVE
Name: JONATHAN LEWIS
Date: , 2022

EXHIBIT A

Permitted Activities

Chairman, Board of Directors, Dugri Inc

Chairman, Molecular Ninja Group

Honorary Board Member, Sarcoma Foundation of America

Life Trustee, The Hope Funds for Cancer Research, Newport, RI

Adjunct Professor, Yale University, Department of Molecular Biophysics and Biochemistry (Surgery), New Haven, CT

Member of the Advisory Committee, Global COVID-19 Response, Bethesda, MD, London (UK), Johannesburg (SA)

Advisor to the Company, Stella Diagnostics, Salt Lake City, UT

Chairman, Technology Advisory Committee, University of Witwatersrand, Johannesburg (SA)

Advisor to the Board of Directors, TriSalus Life Sciences, Westminster, CO

Advisor, Massachusetts General/Brigham and Women’s Hospitals (Sarcoma Medico-Legal)

Ad hoc reviewer, Science, Nature, The New England Journal of Medicine, The Lancet, Journal of the AMA-Surgery

Special Advisor, Mercedes AMG Formula 1 Racing Team